Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Tower Tech, Inc. on Form S-3 (File No. 333-36501) and Form S-8 (File No. 333-07337) of our report dated February 19, 1999, on our audits of the financial statements of Tower Tech, Inc. as of November 30, 1998 and 1997 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 19, 1999